UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SONUS NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONUS NETWORKS, INC.
250 Apollo Drive
Chelmsford, MA 01824

May 1, 2006

Dear Shareholder:

We cordially invite you to attend Sonus’ annual shareholders meeting. The meeting will be held on Wednesday, June 21, 2006, at 9:00 a.m., local time, at The Radisson Hotel Chelmsford, 10 Independence Drive in Chelmsford, Massachusetts.

The notice of annual meeting and proxy statement accompanying this letter describes the business to be acted upon at the meeting. Our annual report for 2005 is also enclosed. To ensure that your shares are represented at the meeting, you are urged to vote as described in the accompanying proxy statement.

Thank you for your support.

Sincerely,

Hassan M. Ahmed
Chairman of the Board of Directors and Chief Executive Officer

The notice of meeting and proxy statement and accompanying proxy card are being distributed on or about May 1, 2006.

SONUS NETWORKS, INC.
250 Apollo Drive
Chelmsford, MA 01824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held June 21, 2006

To the Shareholders of Sonus Networks, Inc.:

The 2006 annual meeting of shareholders of Sonus Networks, Inc., will be held on Wednesday, June 21, 2006 at 9:00 a.m., local time, at The Radisson Hotel Chelmsford, 10 Independence Drive, Chelmsford, Massachusetts 01824. At the meeting we will:

1.                Elect two (2) directors to each serve for three-year terms; and

2.                Transact any other business that may properly come before the meeting or any adjournments thereof.

Shareholders who owned shares of Sonus common stock of record at the close of business on April 24, 2006 are entitled to attend and vote at the meeting. If you cannot attend, you may vote by mailing the proxy card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even if you have already voted on the proposal described in this proxy statement. A complete list of Sonus’ shareholders will be available at the corporate offices at 250 Apollo Drive, Chelmsford, Massachusetts 01824 prior to the meeting.

By Order of the Board of Directors,

Chelmsford, Massachusetts May 1, 2006	Charles J. Gray Secretary

A copy of your proxy card and picture identification will be required to enter the meeting. Cameras and recording equipment will not be permitted at the meeting.

Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed stamped envelope in order to assure representation of your shares at the annual meeting. No postage need be affixed if mailed in the United States.

SONUS NETWORKS, INC.
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our board of directors is soliciting proxies for the 2006 annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this proxy statement, a proxy card and our 2005 annual report to shareholders, are being mailed to shareholders on or about May 1, 2006. Our principal executive offices are located at 250 Apollo Drive, Chelmsford, Massachusetts 01824. Our telephone number is (978) 614-8100.

Q:            Who may vote at the meeting?

A:             The board of directors set April 24, 2006 as the record date for the meeting. All shareholders who owned our common stock of record at the close of business on April 24, 2006 may attend and vote at the meeting. Each shareholder is entitled to one vote for each share of common stock held on all matters to be voted on. On April 24, 2006, 252,487,603 shares of our common stock were outstanding.

Q:            How many votes do we need to be present at the meeting?

A:             A majority of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you:

•       are present in person at the meeting; or

•       have properly submitted a proxy card (including proxy cards signed and returned by brokers holding stock in “street name”) or voted by telephone or by using the Internet.

Q:            What proposals will be voted on at the meeting?

A:             There is one proposal scheduled to be voted on at the meeting:

•       Election of two (2) directors to each serve for three-year terms.

Q:            What is the voting requirement to approve the proposal?

A:             The two nominees who receive the highest number of affirmative “FOR” votes will be elected as directors.

Q:            How are the votes counted?

A:             You may vote “FOR” both of the nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the nominees to serve as directors for three-year terms. If you do not vote and you hold your shares in a brokerage account in your broker’s name (this is called “street name”), your broker will have discretionary authority to vote your shares “FOR” each director or to withhold votes for each or any director. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:            How may I vote my shares in person at the meeting?

A:             Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed proxy card and proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:            How can I vote my shares without attending the meeting?

A:             Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the meeting. If you are a shareholder of record, you may vote by granting a proxy, such as through the use of the enclosed proxy card. If you hold shares in street name, you may vote by submitting voting instructions to your stockbroker or nominee. If you provide specific voting instructions, your shares will be voted as you have instructed. In most cases, you will be able to do this by telephone, using the Internet or by mail.

Q:            How can I change my vote after I return my proxy card?

A:             You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or using the Internet (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:            What is our voting recommendation?

A:             Our board of directors recommends that you vote your shares “FOR” each of the nominees to the board.

Q:            Where can I find the voting results of the meeting?

A:             The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the period ending June 30, 2006.

ELECTION OF DIRECTORS

Our board of directors consists of seven members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for two directors, Edward T. Anderson and Albert A. Notini, will expire at this 2006 annual meeting. Messrs. Anderson and Notini are being nominated for re-election as directors and, if elected, will each serve a three-year term until our annual meeting in 2009 or until his respective successor is elected and qualified. Each of the nominees has consented to his nomination for election to a new three-year term. There are no family relationships among our executive officers and directors.

Under the rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Edward T. Anderson, John P. Cunningham, Howard E. Janzen, Paul J. Severino and H. Brian Thompson does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules.

The board of directors unanimously recommends a vote “FOR” the election to the board of directors of each of the following nominees.

Nominees for a three-year term expiring in 2009

Edward T. Anderson, 56, has been a director since November 1997. Mr. Anderson has been managing general partner of North Bridge Venture Partners, a venture capital firm, since 1994. Previously, he was a general partner of ABS Ventures, the venture capital affiliate of Alex. Brown & Sons. He has an M.F.A. from the University of Denver and an M.S. from Columbia University.

Albert A. Notini, 49, has been our President and Chief Operating Officer since April 2004 and a director since March 2003. Until becoming President and Chief Operating Officer in April 2004, Mr. Notini also served as chairman of the board’s audit committee. Mr. Notini served as a director and the Chief Financial Officer of Manufacturers’ Services Limited, a global electronics and supply chain services company, from October 2000 to March 2004. Manufacturers’ Services Limited was acquired by Celestica Inc. in March 2004. He joined Manufacturers’ Services Limited in May 2000 as Executive Vice President, Business Development and General Counsel and served in that capacity until October 2000. From January 1999 to June 1999, Mr. Notini was the Executive Vice President, Corporate Development and Administration and General Counsel of Wang Global, a worldwide provider of network services. Wang Global was acquired by Getronics NV in June 1999, and Mr. Notini served as Executive Vice President of Getronics until February 2000. He joined Wang Global in February 1994 as Senior Vice President and General Counsel. Prior to joining Wang, he was a Senior Partner at Hale and Dorr, a law firm now known as Wilmer Cutler Pickering Hale and Dorr LLP. Mr. Notini has a B.A. from Boston College, an M.A. from Boston University and a J.D. from Boston College Law School.

Directors whose term will expire in 2007

Howard E. Janzen, age 52, has been a director since his election by the board in January 2006. Mr. Janzen most recently served as President of Sprint Business Solutions, the business unit serving Sprint’s business customer base with almost 10,000 employees and $12 billion in annual revenue, from January 2004 to September 2005. From May 2003 to January 2004, he was President of Sprint’s Global Markets Group, responsible for Sprint’s long distance service for both consumer and business customers. From October 2002 to May 2003, Mr. Janzen was President & CEO of Janzen Ventures, Inc., a private investment business venture. From 1994 until October 2002, Mr. Janzen served as President and Chief Executive Officer, and Chairman from 2001, of Williams Communications Group, Inc., a high technology company, which emerged from bankruptcy in October 2002 as WilTel Communications Group, Inc. Williams Communications Group, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in April 2002. Prior to these roles, he held executive and management positions at The Williams Companies, Inc. from June 1979 to November 1994. He received his Bachelor and Master of Science degrees in Metallurgical Engineering from the Colorado School of Mines. He also has completed the Harvard Business School Program for Management Development.

H. Brian Thompson, 67, has been a director since his election by the board in October 2003. Mr. Thompson currently serves as chairman of the board of directors for Comsat International, an independent telecommunications operator with operations throughout Latin America. He also heads his own private equity investment and advisory firm, Universal Telecommunications, Inc., and since January 2005 has been Chairman and Chief Executive Officer of Mercator Partners Acquisition Corporation, a publicly traded “blank check” company formed in 2005 to serve as a vehicle for the acquisition of an operating business. From March 1999 to September 2000, Mr. Thompson was chairman and CEO of Global Telesystems Group, Inc., a trans-European network and communications service provider. He also served as chairman and CEO of LCI International, Inc., a facilities-based long distance telecommunications carrier, from 1991 through 1998, when LCI International merged with Qwest Communications, Inc. Mr. Thompson served as an executive vice president of MCI Communications Corporation, a global communications provider, from 1981 to 1990. He currently serves as a member of the boards of directors of Bell Canada International, Axcelis Technologies, Inc.,  United Auto Group and Mercator Partners Acquisition Corp. He received his MBA from Harvard’s Graduate School of Business, and received an undergraduate degree in chemical engineering from the University of Massachusetts.

Directors whose term will expire in 2008

Hassan M. Ahmed, 48, has been Chief Executive Officer and a member of our board of directors since November 1998 and Chairman of our board of directors since April 2004. From November 1998 to April 2004, he was also our President. From July 1998 to November 1998, Mr. Ahmed was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment, and from July 1997 until July 1998 was a Vice President and General Manager of the Core Switching Division. From June 1995 to July 1997, Mr. Ahmed was Chief Technology Officer and Vice President of Engineering for Cascade Communications Corp., a provider of wide area network switches. From 1993 until June 1995, Mr. Ahmed was a founder and President of WaveAccess, Inc., a supplier of wireless communications. Prior to that, he was an Associate Professor at Boston University, Engineering Manager at Analog Devices, a chip manufacturer, and director of VSLI Systems at Motorola Codex, a supplier of communications equipment. Mr. Ahmed holds a B.S. and M.S. in engineering from Carleton University and a Ph.D. in engineering from Stanford University.

John P. Cunningham, 68, has been a director since his election by the board in September 2004. In June 2002, Mr. Cunningham retired from Citrix Systems, Inc., a global leader in virtual workplace software and services. From May 2001 to June 2002, Mr. Cunningham was Senior Vice President, Finance and Operations of Citrix. He joined Citrix in November 1999 as Senior Vice President, Finance and Administration and served in that capacity until May 2001. From 1998 to June 1999, Mr. Cunningham served as Executive Vice President and Chief Financial Officer of Wang Global, a worldwide provider of network services. Prior to joining Wang, he served as Chief Financial officer of Whirlpool Corporation from 1996 to 1998 and Chief Financial Officer of Maytag Corporation from 1994 to 1996, both diversified manufacturers. Mr. Cunningham has also held various management positions at International Business Machines. Mr. Cunningham has an MBA from New York University and a B.S. from Fordham University.

Paul J. Severino, 59, has been a director since March 1999. Mr. Severino has been a private investor since 1996. From 1994 to October 1996, he was Chairman of Bay Networks, Inc., a data networking products and services company, after its formation from the merger of Wellfleet Communications, Inc. and Synoptics Communications, Inc. Prior to that, he was a founder, President and Chief Executive Officer of Wellfleet Communications, Inc. He currently serves as a member of the board of directors of Analog Devices, Inc. Mr. Severino has a B.S. in engineering from Rensselaer Polytechnic Institute.

BOARD MEETINGS AND COMMITTEES

The board of directors held 12 meetings during 2005. Each director who served on the board during 2005 attended at least 75% of all board and applicable committee meetings during 2005. We do not have a policy regarding the attendance of directors at our annual meetings of shareholders. All of the directors attended the 2005 annual meeting.

The board of directors has three standing committees, the audit committee, the compensation committee and the nominating committee. Each of these committees is composed entirely of independent directors as defined under applicable rules.

Audit Committee

The audit committee has been established by the board of directors for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee is primarily concerned with the integrity of our financial statements, the independence, qualifications and performance of our independent registered public accounting firm, and our compliance with legal requirements. Its duties include selecting the independent registered public accounting firm; reviewing the scope of the audit to be conducted by our independent registered public accounting firm; overseeing our independent registered public accounting firm and reviewing the results of their audit; reviewing our financial reporting processes, including the accounting principles and practices followed and the financial information provided to shareholders and others; overseeing our internal control over financial reporting and disclosure controls and procedures; and serving as our legal compliance committee. The audit committee operates under a written audit committee charter approved by the board that reflects standards and requirements adopted by the Securities and Exchange Commission and the NASDAQ Stock Market. A copy of this charter can be found on our website, www.sonusnet.com, at Corporate/Investor Relations/Governing our Company. There were 22 meetings of the audit committee during 2005. For additional information concerning the audit committee, please see the section captioned “Audit Committee Report.”

During 2005, the members of the audit committee were Messrs. Anderson, Cunningham and Severino. The current members of the audit committee are Messrs. Anderson, Cunningham and Janzen. Each of the current members of the audit committee is, and each of the above former members while serving on the audit committee was, an “independent director” as defined under the rules of the NASDAQ Stock Market and the additional independence requirements for members of audit committees contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The board of directors has determined that Mr. Cunningham is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

The current members of the compensation committee are Messrs. Severino and Thompson, and from January 1, 2005 until June 30, 2005 the members were Messrs. Paul J. Ferri and Severino. Mr. Ferri resigned from the board of directors effective June 30, 2005. The compensation committee is responsible for the review and approval of the compensation, as well as evaluating the performance, of our executive officers, and advising and assisting management in developing our overall compensation strategy to assure that it promotes shareholder interests, supports our strategic and tactical objectives, and provides for appropriate rewards and incentives for our management and employees. In exercising its responsibilities, the compensation committee establishes and monitors policies governing the compensation of executive officers, reviews the performance of and determines salaries and incentive compensation for executive officers, and makes option awards to those individuals. Additionally, the compensation committee administers our stock plans and reviews and approves the structure of our bonus plans. The compensation committee operates under a written compensation committee charter adopted by the board that reflects standards and requirements adopted by the NASDAQ Stock Market. A copy of the charter can be found on our website, www.sonusnet.com, at Corporate/Investor Relations/Governing our Company. Each of the members of the compensation committee is, and each former member while serving on the compensation committee was, an “independent director” as defined under the rules of the NASDAQ Stock Market. There were 10 meetings of the compensation committee during 2005, and the committee acted periodically by written consent during the year. For additional information concerning the compensation committee, please see the section captioned “Compensation Committee Report on Executive Compensation.”

Nominating Committee

The current members of the nominating committee are Messrs. Anderson and Thompson, and from January 1, 2005 until June 30, 2005 the members were Messrs. Ferri and Thompson. Mr. Ferri resigned from the board of directors effective June 30, 2005. The nominating committee is responsible for identifying and selecting the persons to be nominated by the board of directors for election as directors at our annual shareholder meetings, and overseeing the annual self-evaluation of the board and its committees. The committee is responsible for reviewing with the board the requisite skills and criteria for new directors as well as the composition of the board as a whole. The nominating committee encourages the selection of directors who will contribute to our overall corporate goals of responsibility to our shareholders, customers and employees. The nominating committee reviews from time to time the appropriate skills and characteristics required of individual directors to contribute to our success in today’s business environment. There are no specific minimum qualifications for a recommended nominee to the board, however, the committee considers, among other skills and criteria, the following criteria for nomination as a director:  demonstrated business knowledge and experience and an ability to exercise sound judgment in matters that relate to our current and long-term objectives; commitment to understanding us and our industry and to regularly attend and participate in meetings of the board and its committees; a reputation for integrity, honesty and adherence to high ethical standards; the ability and experience to understand sometimes conflicting interests of our various constituencies; and the absence of any conflict of interest that would impair the nominee’s ability to represent the interests of all our stakeholders and to fulfill the responsibilities of being a director. The nominating committee has the authority to engage independent advisors to assist in the process of identifying and evaluating candidates, but has not engaged any such advisors to date. Assuming that appropriate biographical information and background material have been provided on a timely basis, shareholder-recommended nominees, if any, would also be evaluated by the nominating committee in substantially the same manner as it follows for nominees identified by the nominating committee. To recommend a prospective nominee for the board’s consideration, shareholders should submit the candidate’s name and appropriate biographical information and background materials to our Secretary in writing to the following address: Sonus Networks, Inc., Attn: Secretary and General Counsel, 250 Apollo Drive, Chelmsford, MA 01824. The nominating committee operates under a written nominating committee charter adopted by the board that reflects standards and requirements adopted by the NASDAQ Stock Market. A copy of the charter can be found on our website, www.sonusnet.com, at Corporate/Investor Relations/Governing our Company. Each of the members of the nominating committee is, and each former member while serving on the nominating committee was, an “independent director” as defined under the current rules of the NASDAQ Stock Market. The nominating committee met informally during 2005 and reviewed potential candidates for membership on the board of directors.

Code of Business Conduct and Ethics

All of our directors, officers and employees must act in accordance with our code of business conduct and ethics, which has been adopted by our board of directors. A copy of our code of business conduct and ethics can be found on our website, www.sonusnet.com, at Corporate/Investor Relations/Governing our Company. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of business conduct and ethics with respect to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, unless a Form 8-K is otherwise required by applicable rules of the NASDAQ Stock Market.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

In 2004 and the first half of 2005, we did not compensate directors in cash for serving on the board of directors, and we did compensate the chairman of the nominating committee in cash in the amount of $10,000 per year and the chairman of the audit committee in cash in the amount of $20,000 per year pro rated for service as chairs of those committees. In mid-2005, we implemented fees for board and committee service and we currently compensate directors in cash as follows for serving on the board of directors and committee(s) of the board, which were prorated for the second half of 2005:

$20,000 per year for serving as a board member with no committee assignments;

$23,750 per year for serving as a board member, and on one committee other than the audit committee;

$27,500 per year for serving as a board member, and on the audit committee;

$27,500 per year for serving as a board member, and on two committees other than the audit committee;

$31,250 per year for serving as a board member, and on the audit committee and one other committee; or

$37,500 per year for serving as a board member, and as chairman of the audit committee.

In 2005, Mr. Anderson received fees in the amount of $15,625, Mr. Severino received fees in the amount of $15,625, Mr. Cunningham received fees in the amount of $28,750, and Mr. Thompson received fees in the amount of $18,750. Directors also are eligible to be reimbursed for reasonable out-of pocket expenses incurred in connection with attendance at board of director or committee meetings.

Under our Amended and Restated 1997 Stock Incentive Plan (the Plan), non-employee directors also are eligible to receive stock option grants or restricted stock awards at the discretion of the board of directors or other administrator of the Plan. We currently compensate directors with option grants for 50,000 shares upon commencement of board service and 20,000 shares annually. In January 2006, we granted an option to purchase 50,000 shares of our common stock under the Plan to Mr. Janzen upon his appointment to the board of directors, at an exercise price of $4.77 per share. In October 2005, we granted options to purchase 20,000 shares of our common stock to our non-employee directors, Messrs. Anderson, Cunningham, Severino and Thompson, under the Plan, each at an exercise price of $4.95 per share. Each of these options vests over a four-year period with 25% of the number of options vesting one year from the date of grant and monthly thereafter at the rate of 2.0833% for each month of service completed by the director.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the board of directors by writing, e-mailing or calling our Investor Relations Department at Sonus Networks, Inc., 250 Apollo Drive, Chelmsford, MA 01824, Attention: Investor Relations, tel: (978) 614-8100, ir@sonusnet.com. Our Investor Relations Department and/or General Counsel will review all such communications and will forward to the chairman of the audit committee of the board of directors all communications that raise an issue appropriate for consideration by our board of directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 10, 2005, the audit committee of our board of directors determined to engage Deloitte & Touche LLP  (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

The audit committee of our board of directors dismissed Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm, effective August 10, 2005. The audit reports of E&Y on our consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2004 and 2003, and the subsequent interim period from January 1, 2005 through August 10, 2005, there were no disagreements between us and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to E&Y’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described under Item 304(a)(1)(v) of Regulations S-K except as disclosed in the following paragraph.

In July 2004, we restated certain of our financial statements previously issued as a result of a number of adjustments, the largest of which related to revenue, deferred revenue, inventory reserves, purchase accounting, impairments, accrued expenses and stock-based compensation. In connection with the restatement, E&Y advised us that significant internal control matters that collectively constituted material weaknesses in internal control over financial reporting existed as described in Part II, Item 9A of our Form 10-K/A for fiscal year 2003. In Management’s Report on Internal Control Over Financial Reporting and Part II, Item 9A of our Form 10-K for fiscal year 2004, we described material weaknesses in our internal control over financial reporting and our management concluded that, as of December 31, 2004, our internal control over financial reporting was not effective. In its report, E&Y rendered an unqualified opinion on management’s assessment of our internal control over financial reporting and an adverse opinion on the effectiveness of our internal control over financial reporting. As described in our Form 10-K for fiscal year 2004, we commenced implementing process and control improvements intended to address these material weaknesses. As described in our Form 10-K for fiscal year 2005, we have continued in 2005 and 2006 implementing process and control improvements intended to address the reported material weaknesses.

Our Audit Committee discussed with E&Y the issues relating to our internal control over financial reporting, and we authorized E&Y to respond fully to the inquiries of Deloitte concerning the subject matter thereof.

We did not consult with Deloitte during the fiscal years ended December 31, 2004 and 2003, and the subsequent interim period from January 1, 2005 through August 10, 2005, on any matter that  (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, in each case where either a written report or oral advice was provided that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

FEES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2004

The following is a summary of the aggregate fees billed to us by Deloitte for the fiscal years ended December 31, 2005 and 2004 for each of the following categories of professional services.

Fee Category	Fiscal 2005 Fees		Fiscal 2004 Fees
Audit Fees	$2,195,000	(1)	$—
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	625		—
Total Fees	$2,195,625		$—

(1)          Includes fees and expenses related to the fiscal 2005 year end audit, the 2005 audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and interim reviews for each of the four quarters during 2005.

The following is a summary of the aggregate fees billed to us by E&Y for the fiscal years ended December 31, 2005 and 2004 for each of the following categories of professional services.

Fee Category	Fiscal 2005 Fees		Fiscal 2004 Fees
Audit Fees	$407,915	(1)(2)	$2,621,000	(3)
Audit-Related Fees	—		11,000
Tax Fees	518		—
All Other Fees	—		32,000
Total Fees	$408,433		$2,664,000

(1)          Includes fees and expenses related to interim reviews for the first and second quarters of 2005 and the 2004 Singapore statutory audit.

(2)          Includes fees and expenses related to the fiscal 2003 Form 10-Q/A reviews.

(3)          Includes fees and expenses related to the fiscal 2004 year end audit, the 2004 audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and interim reviews.

Audit Fees

Audit fees consist of professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and statutory audits of our foreign subsidiaries.

Audit-Related Fees

Audit-related fees consist of professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements and the audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, but are not reported under “Audit Fees.” These services include employee benefit plan audits and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of professional services for tax compliance, tax reporting, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance and reporting, sales and use tax advice and international tax planning.

All Other Fees

All other fees consist of products and professional services other than the services reported above, including  E&Y’s fees in connection with the formal order of private investigation issued by the SEC in June 2004, which was terminated by the SEC in June 2005, and fees for the corporate subscription to Deloitte’s on-line accounting research tool.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The audit committee has adopted a policy to pre-approve audit and permissible non-audit services provided by our independent registered public accounting firm. These services many include audit services, audit-related services, tax services and other services. Prior to engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm and our management submit an aggregate of services expected to be rendered during that year for each of the four categories of services to the audit committee for approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and our management periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. The audit committee may also pre-approve particular services on a case-by-case basis. The audit committee may ratify, without prior approval, certain de minimis non-audit services if the aggregate amount of all such non-audit services provided to us constitutes not more than $5,000 during the fiscal year in which the services are provided. During the fiscal years ended December 31, 2004 and 2005, there were no de minimis non-audit services provided that the audit committee subsequently ratified as the audit committee pre-approved all of the services performed by Deloitte and E&Y.

Our audit committee requires the regular rotation of the lead audit partner and concurring partner as required by Section 203 of the Sarbanes-Oxley Act of 2002 and is responsible for recommending to our board policies for hiring employees or former employees of the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for fiscal 2005, Deloitte, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports on the results of its audit of our financial statements and on management’s assessment of the effectiveness of our internal control over financial reporting, and on the effectiveness of our internal control over financial reporting.

The audit committee reviewed and discussed with management and with Deloitte our audited consolidated financial statements for the year ended December 31, 2005, management’s assessment of the effectiveness of our internal control over financial reporting, Deloitte’s audit of management’s assessment of the effectiveness of our internal control over financial reporting, and Deloitte’s audit of the effectiveness of our internal control over financial reporting. The audit committee also discussed with Deloitte the matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committees. The audit committee discussed with Deloitte the registered public accounting firm’s independence from us and our management and has received from Deloitte the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. The committee also considered whether the non-audit services performed by Deloitte were compatible with maintaining the registered public accounting firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board approved, the inclusion of the audited consolidated financial statements and management’s report on internal control over financial reporting in our Annual Report on Form 10-K for the year ended December 31, 2005.

Submitted by, AUDIT COMMITTEE John P. Cunningham (Chairman) Edward T. Anderson Howard E. Janzen

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2006 by:

•       each person who beneficially owns to the best of our knowledge, more than 5% of the outstanding shares of our common stock;

•       each of our executive officers listed in the Summary Compensation Table below;

•       each of our directors; and

•       all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. In computing the number of shares beneficially owned by each person named in the following table and the percentage ownership of that person, shares of common stock that are subject to stock options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2006 are deemed owned by that person and are also deemed outstanding. These shares are not, however, deemed outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The percentage of common stock outstanding as of February 28, 2006 is based on 250,336,250 shares of common stock outstanding on that date plus shares subject to options to the extent noted above. Unless otherwise indicated, the address of each person listed in the table is care of Sonus Networks, Inc., 250 Apollo Drive, Chelmsford, Massachusetts 01824.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding
Executive Officers and Directors:
Hassan M. Ahmed(1)	10,594,813	4.23%
Ellen B. Richstone(2)	603,253	*
Albert A. Notini(3)	1,273,542	*
Steven Edwards(4)	650,000	*
Gary A. Rogers(5)	2,309,877	*
Paul K. McDermott(6)	150,000	*
Edward T. Anderson(7)	450,113	*
John P. Cunningham(8)	19,792	*
Howard E. Janzen	—	*
Paul J. Severino(9)	585,989	*
H. Brian Thompson(10)	54,583	*
All executive officers and directors as a group (11 persons)(11)	16,691,962	6.67%
5% Owners:
FMR Corp.(12)	37,406,759	15.0%
AMVESCAP PLC(13)	14,102,627	5.63%

*                    Less than 1% of the outstanding shares of common stock.

(1)          Includes 4,003,000 shares subject to outstanding options that are exercisable as of April 29, 2006. Includes 915,002 shares held by family trusts and by his minor children. Mr. Ahmed disclaims beneficial ownership of the shares held by these trusts and his minor children.

(2)          Includes 600,000 shares subject to outstanding options that are exercisable as of April 29, 2006.

(3)          Consists of 1,263,542 shares subject to outstanding options that are exercisable as of April 29, 2006.

(4)          Consists of 650,000 shares subject to outstanding options that are exercisable as of April 29, 2006.

(5)          Includes 839,000 shares subject to outstanding options that are exercisable as of April 29, 2006. Includes 219,883 shares held by a family trust, 12,000 shares held in trust for his minor children, and 149,489 shares held by a grantor retained annuity trust. Mr. Rogers disclaims beneficial ownership of the shares held by each of these trusts.

(6)          Consists of 150,000 shares subject to outstanding options that are exercisable as of April 29, 2006.

(7)          Includes 30,417 shares subject to outstanding options that are exercisable as of April 29, 2006.

(8)          Consists of 19,792 shares subject to outstanding options that are exercisable as of April 29, 2006.

(9)          Includes 30,417 shares subject to outstanding options that are exercisable as of April 29, 2006 and 51,000 shares held for the benefit of Mr. Severino’s minor child under the Massachusetts Uniform Transfer to Minors Act.

(10)   Includes 34,583 shares subject to outstanding options that are exercisable as of April 29, 2006.

(11)   Includes 7,620,751 shares subject to outstanding options that are exercisable as of April 29, 2006 owned by all of the current executive officers and directors.

(12)   According to a Schedule 13G/A filed on February 14, 2006, Fidelity Management & Research Company (“Fidelity”) was the beneficial owner of 37,363,459 shares of common stock in its capacity as investment advisor to various registered investment companies and Fidelity Management Trust Company (“Fidelity Trust”) was the beneficial owner of 43,300 shares of common stock in its capacity as investment manager of institutional accounts. Both Fidelity and Fidelity Trust are wholly owned subsidiaries of FMR Corp. The power to vote the shares of Fidelity resides solely with the board of trustees of the Fidelity funds, while the power to vote the shares of Fidelity Trust and to dispose of the shares of both Fidelity and Fidelity Trust resides with Edward C. Johnson 3rd and FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(13)   According to a Schedule 13G filed on February 13, 2006, by AMVESCAP PLC, a holding company, on behalf of its subsidiaries, such subsidiaries are beneficial owners of and have sole voting and dispositive power over shares of common stock in the following respective amounts, in their capacities as investment managers to institutional and individual investors: INVESCO Asset Management Limited: 13,418,800 shares; INVESCO Asset Management Ireland Limited: 437,800 shares; INVESCO Institutional (N.A.), Inc.: 246,027 shares. The address of AMVESCAP PLC is 30 Finsbury Square, London, EC2A 1AG, England, UK.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of reports furnished to us, we believe that during the year ended December 31, 2005, our directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	45,333,532 (3)	$4.74	59,869,747 (4)
Equity Compensation Plans Not Approved by Shareholders(2)	—	—	—
Total	45,333,532	$4.74	59,869,747

(1)          Consists of the Amended and Restated 1997 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan (ESPP).

(2)          Consists of the TTI 1998 Equity Incentive Plan assumed by us in connection with our acquisition of telecom technologies, inc. (TTI). As of December 31, 2005, no additional options or grants of shares may be awarded and no shares of our common stock are issuable upon exercise of options under this plan.

(3)          Excludes purchase rights presently accruing under the ESPP. The ESPP consists of four consecutive 6-month purchase periods. Eligible employees may purchase shares of common stock at a price equal to 85% of the lower of the fair market value of the common stock at the beginning of each two-year offering period or the end of each semi-annual purchase period. Participation is limited to 20% of an employee’s eligible compensation not to exceed amounts allowed by the Internal Revenue Code.

(4)          Consists of shares available for future issuance under the Plan and the ESPP. As of December 31, 2005, an aggregate of 40,401,262 shares of common stock were available for issuance under the Plan and 19,468,485 shares of common stock were available for issuance under the ESPP. The Plan incorporates an evergreen provision pursuant to which, on January 1 of each year, the aggregate number of shares reserved for issuance under the Plan automatically increases by a number equal to the lesser of (i) 5% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (ii) such number as our board of directors may determine, but the total shares reserved for issuance under incentive stock options cannot increase to more than 81,000,000 without further shareholder approval (except as the Plan provides with respect to certain changes in our equity structure). The ESPP incorporates an evergreen provision pursuant to which, on January 1 of each year, the aggregate number of shares reserved for issuance under the ESPP automatically increases by a number equal to the lesser of (i) 2% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (ii) such number as our board of directors may determine, but the total shares reserved for issuance cannot increase to more than 75,000,000 without further shareholder approval (except as the ESPP provides with respect to certain changes in our equity structure).

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report on Executive Compensation

Each member of the compensation committee is an independent director as determined by our board of directors based on the current rules of the NASDAQ Stock Market. The committee is responsible for overseeing the Company’s compensation and benefit plans and policies, establishing and administering the Company’s executive compensation programs, administering its stock plans (including reviewing and approving equity grants to executive officers) and reviewing and approving annually all compensation decisions related to, and performance of, the executive officers. The committee reports its decisions regarding compensation for the Chairman/Chief Executive Officer and the executive officers to the non-employee Directors.

Compensation Philosophy.   Compensation policies for our executive officers are designed to:

•       offer compensation opportunities that attract highly talented executives;

•       motivate individuals to perform at their highest levels;

•       reward outstanding initiative and achievement;

•       reinforce critical measures of performance derived from the strategy and key success factors of the Company; and

•       retain those individuals with the leadership abilities and skills necessary to build long-term shareholder value.

In July 2005, the committee performed a review of comparable industry benchmarks for executive officer compensation provided by an independent compensation consultant. Our executive compensation program has three major components: (i) base salary, (ii) cash-based incentives and (iii) equity-based incentives.

Base Salary.   Overall, aggregate base salaries in 2005 are competitive with comparable companies based on peer group data and are designed to reflect the scope of responsibilities, performance and competencies of the individual executives.

Cash-based Incentives.   Cash-based incentive bonuses in 2005 were also competitive with comparable companies based on peer group data. The committee believes that a significant portion of each executive officer’s compensation should be tied to the achievement by us of our financial goals and by each executive officer of his or her individual objectives. Accordingly, cash-based incentives are expected to represent a substantive part of total compensation for our executives and will be based on measures that reflect annual financial and short term strategic goals. The compensation committee of the board of directors approved certain payments under the Company’s incentive compensation program for fiscal year 2005 for executive officers and employees, including certain executive officers of the Company reporting under Section 16(a) of the Securities Exchange Act of 1934. Under the program, except as may otherwise be provided in individual contracts with executive officers, any incentive compensation payment to other executive officers and employees are awarded at the discretion of the Chief Executive Officer and compensation committee. Awards are based on the Company’s achieving certain operating and financial measures for fiscal year 2005, including order activity, revenue, operating profit and cash flow from operations, as well as individual performance objectives. The compensation committee and the Chief Executive Officer exercised their discretion and approved certain limited awards under the incentive compensation program reflective of their view of the overall performance of the business for the year and the individual performance of participants, although not all of the target measures were achieved.

Equity-based Incentives.   The percent of ownership of senior executives is highly competitive with peer group company data. The committee strongly believes in awarding stock options to our executive officers to tie compensation directly to our long-term success and increases in shareholder value. In determining the size of the stock option grants awarded to each executive officer, the committee takes into account the executive officer’s position, past performance, the executive’s anticipated contribution to meeting our long-term goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. During fiscal 2005, the committee granted stock options to certain executive officers to reward the executives for their performance and establish appropriate incentives. Messrs. Notini and Ahmed did not receive stock option grants in 2005.

On December 21, 2005, upon the committee’s recommendation, our Board of Directors approved the acceleration of vesting of unvested stock options having an exercise price per share of $4.00 or higher, granted under the Company’s stock option plan that are held by the Company’s current employees, including executive officers. As a result, unvested options for executive officers with an exercise price per share of $4.00 or higher were accelerated. The aggregate number of options accelerated for the executive officers was 2,765,417. Each executive officer has entered into a Resale Restriction Agreement with the Company, which restricts his or her sale of any shares obtained through the exercise of accelerated options before such time as vesting would otherwise have taken place absent the acceleration or, if earlier, the executive officer’s last day of employment with the Company.

Chief Executive Officer Compensation.   The Chief Executive Officer’s compensation generally is based on the same policies and criteria as the other executive officers. In 2005, after review of comparable industry benchmarks provided by an independent compensation consultant, the compensation committee increased Mr. Ahmed’s base salary to $375,000, to bring the level of Mr. Ahmed’s cash compensation more in line with the level of cash compensation received by chief executive officers at comparable companies. Any incentive compensation payment to the Chief Executive Officer is awarded at the discretion of the compensation committee. Under the Company’s incentive compensation program for fiscal year 2005 for executive officers, awards were based on the Company’s achieving certain operating and financial measures for fiscal year 2005, including order activity, revenue, operating profit and cash flow from operations, as well as individual performance objectives. The compensation committee exercised its discretion and approved a limited award for the Chief Executive Officer under the incentive compensation program reflective of its view of the overall performance of the business for the year and the individual performance of the Chief Executive Officer, although not all of the target measures were achieved. The target bonus payable for the Chief Executive Officer under the program was $318,750, and the actual bonus payment to Mr. Ahmed for fiscal year 2005 was $79,688.

Mr. Ahmed did not receive a stock option grant in 2005. As a result of the December 2005 option acceleration, Mr. Ahmed’s unvested options with an exercise price per share of $4.00 or higher were accelerated. Mr. Ahmed has entered into a Resale Restriction Agreement with the Company, which restricts his sale of any shares obtained through the exercise of accelerated options before such time as vesting would otherwise have taken place absent the acceleration or, if earlier, his last day of employment with the Company. The number of options accelerated for Mr. Ahmed was 1,128,125.

The compensation committee expects to adjust Mr. Ahmed’s salary and cash-based incentives in the future based upon comparative compensation of chief executive officers of companies of similar magnitude, complexity and scope of responsibility, and other factors, which may include our financial performance and Mr. Ahmed’s success in meeting strategic goals. The committee believes that the total compensation for Mr. Ahmed is fair, reasonable and not excessive, and consistent with the Company’s compensation philosophy.

We also reimburse Mr. Ahmed for operating expenses associated with the use of a private aircraft for business purposes. In 2005, Mr. Ahmed received $43,000 in reimbursements for use of the private aircraft in 2005.

Policy on Deductibility of Executive Compensation.   Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for certain compensation in excess of $1 million. It is the compensation committee’s present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives. However, the committee reserves the right to approve compensation in excess of the deductible amount if it concludes that it is in the best interests of the Company to do so.

Submitted by,
COMPENSATION COMMITTEE: Paul J. Severino H. Brian Thompson

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our board of directors or our compensation committee and any member of the board of directors or compensation committee of any other company, and none of these interlocking relationships have existed in the past.

Summary of Executive Compensation

The following table sets forth, for the years ended December 31, 2005, 2004 and 2003, the compensation earned by our Chief Executive Officer and the other four most highly compensated executive officers serving as executive officers at December 31, 2005.

Summary Compensation Table

						Long-Term
						Compensation Awards
		Annual Compensation				Securities
					Other Annual	Underlying
Name and Principal Position	Year	Salary		Bonus	Compensation	Options/SARs
Hassan M. Ahmed	2005	$375,000		$79,688	$—	—
Chief Executive Officer and Chairman	2004	295,000		236,000	—	550,000
of the Board of Directors	2003	153,125		75,000	—	2,000,000
Albert A. Notini(1)	2005	325,000		71,900	—	—
President and Chief Operating Officer	2004	240,200		204,000	—	2,450,000
	2003	—		—	—	—
Ellen B. Richstone(2)	2005	260,000		56,761	—	600,000
Chief Financial Officer	2004	—		—	—	—
	2003	—		—	—	—
Steven Edwards (3)	2005	245,000		42,226	—	150,000
Vice President and Chief Marketing Officer	2004	111,506		67,000	65,000 (4)	500,000
	2003	—		—	—	—
Gary A. Rogers	2005	388,889	(5)	—	—	150,000
Vice President of Worldwide Sales	2004	421,112	(5)	—	—	150,000
	2003	492,293	(5)	—	—	430,000

(1)          Mr. Notini joined us as President and Chief Operating Officer in April 2004.

(2)          Ms. Richstone joined us as Chief Financial Officer in January 2005. The data provided in this table reflect amounts earned from that date through December 31, 2005.

(3)          Mr. Edwards joined us as Vice President and Chief Marketing Officer in July 2004.

(4)          Mr. Edwards received $50,000 to cover moving costs and related expenses, and $15,000 for reimbursement of temporary living expenses.

(5)          Includes $208,889, $271,112 and $369,774 of commission income in 2005, 2004 and 2003, respectively.

Stock Option Grants

The Option Grant Table below sets forth information about option grants to the above-named executive officers during the year ended December 31, 2005, including hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of our common stock, overall market conditions and continued employment. We did not grant any stock appreciation rights during 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	No. of Securities	Percent of Total Options			Potential Realizable Value At Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options	Employees in	Price Per	Expiration	For Option Term(4)
Name	Granted(1)	Fiscal Year(2)	Share(3)	Date	5%	10%
Hassan M. Ahmed	—	—	$—	—	$—	$—
Albert A. Notini	—	—	—	—	—	—
Ellen B. Richstone	600,000	5.46%	5.49	1/10/2015	2,071,579	5,249,788
Steven Edwards	150,000	1.37%	4.91	9/9/2015	463,181	1,173,791
Gary A. Rogers	150,000	1.37%	4.91	9/9/2015	463,181	1,173,791

(1)          Options vest 25% one year from the date of grant and thereafter an additional 2.0833% for each month of employment. On December 21, 2005, our Board of Directors approved the acceleration of vesting of unvested stock options having an exercise price per share of $4.00 or higher, granted under the Company’s stock option plan that are held by the Company’s current employees, including executive officers. As a result, unvested options for Messrs. Ahmed, Edwards and Rogers and for Ms. Richstone with an exercise price per share of $4.00 or higher were accelerated. Each executive officer has entered into a Resale Restriction Agreement with the Company, which restricts his or her sale of any shares obtained through the exercise of accelerated options before such time as vesting would otherwise have taken place absent the acceleration or, if earlier, the executive officer’s last day of employment with the Company.

(2)          Based on options to purchase an aggregate of 10,981,600 shares of common stock granted to employees, including those granted to the executive officers named in the Summary Compensation Table, during the fiscal year ended December 31, 2005.

(3)          Options were granted with an exercise price equal to the fair market value of our common stock on the date of grant.

(4)          The potential realizable value is calculated based on (a) the ten-year term of the option at its time of grant; (b) the assumption that the closing price for the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and (c) the assumption that the option is exercised and sold on the last day of its term for the appreciated stock price.

Option Holdings

The following table sets forth information concerning the value of unexercised stock options held by each of our executive officers named above in the Summary Compensation Table as of December 31, 2005. None of these executive officers exercised any stock options during 2005.

AGGREGATED FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Hassan M. Ahmed	4,003,000	—	$3,024,360	$—
Albert A. Notini	1,055,208	1,444,792	127,875	58,125
Ellen B. Richstone	600,000	—	—	—
Steven Edwards	650,000	—	—	—
Gary A. Rogers	839,000	—	145,080	—

(1)          The value of in-the-money options is based on the closing price of our common stock on December 30, 2005 of $3.72 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. These values may never be realized.

Employment and Change-in-Control Arrangements

Albert A. Notini serves as a member of our board of directors and is employed as President and Chief Operating Officer pursuant to an employment agreement entered into in April 2004. Under this agreement Mr. Notini’s base salary is $325,000 annually and his “on target” variable bonus compensation is 85% of his annual base salary, which he has a contractual right to receive for the first year following his start date. Mr. Notini’s compensation will be reviewed annually. In April 2004, we granted Mr. Notini an option to purchase 2,450,000 shares of our common stock at an exercise price of $3.99 per share, with 25% of the number of options vesting on the first anniversary of his commencement date and the remaining 75% vesting in equal monthly increments through the fourth anniversary of the commencement date. This agreement also includes change in control and termination terms and conditions. Mr. Notini is an employee-at-will.

Ellen B. Richstone is employed as our Chief Financial Officer pursuant to an employment agreement entered into in December 2004. Under this agreement Ms. Richstone’s base salary is $260,000 annually and she is eligible for an “on target bonus” of 60% of her annual base salary subject to the achievement of specific objectives. For the first year of her employment, $40,000 of her bonus is guaranteed. Ms. Richstone was granted an option to purchase 600,000 shares of our common stock at an exercise price of $5.49 per share, which represents the closing price of our common stock on the NASDAQ National Market on January 10, 2005. In connection with the December 2005 option acceleration, Ms. Richstone’s unvested options with an exercise price per share of $4.00 or higher were accelerated. Ms. Richstone has entered into a Resale Restriction Agreement with the Company, which restricts her sale of any shares obtained through the exercise of accelerated options before such time as vesting would otherwise have taken place absent the acceleration or, if earlier, her last day of employment with the Company. The agreement also provides for full acceleration of any unvested shares under the option grant in the event of termination other than for cause following certain change-in-control events, and salary continuation payments for twelve months in the event of termination by us other than for cause. Ms. Richstone is an employee-at-will.

Steven Edwards is employed as our Vice President and Chief Marketing Officer pursuant to an employment agreement entered into in July 2004. Under this agreement Mr. Edwards’ base salary is $245,000 annually, and he is eligible for an “on target bonus” of 60% of his annual base salary subject to the achievement of specific objectives. Mr. Edwards was granted an option to purchase 500,000 shares of our common stock at an exercise price of $4.10 per share, which represents the closing price of our common stock on the NASDAQ National Market on July 19, 2004. In connection with the December 2005 option acceleration, Mr. Edwards’ unvested options with an exercise price per share of $4.00 or higher were accelerated. Mr. Edwards has entered into a Resale Restriction Agreement with the Company, which restricts his sale of any shares obtained through the exercise of accelerated options before such time as vesting would otherwise have taken place absent the acceleration or, if earlier, his last day of employment with the Company. The agreement also provides for (1) the acceleration of the greater of (a) 50% of all unvested shares under this option grant, or (b) the number of shares under this option grant that would vest in the twelve months following certain change-in-control events; (2) salary continuation payments for six months in the event of termination by us other than for cause; and (3) acceleration of 25% of his outstanding unvested options in the event he is terminated by us other than for cause within 12 months of his start date. Mr. Edwards is an employee-at-will.

Pursuant to stock option agreements under our Plan and except as provided above, following certain change-in-control events, the unvested stock options held by each of our executive officers named in the Summary Compensation Table that would vest over the twelve months following the change-in-control event would accelerate, which could result in a benefit in excess of $100,000 to each of these executive officers.

Indemnification Agreements

As described in our Annual Report on Form 10-K filed on March 14, 2006, certain of our current and former officers and directors are parties to legal proceedings because of their status as officers and directors. We have generally entered into indemnification agreements with our officers and directors and we may be liable for judgments, fines and expenses in connection with such proceedings, which, in the aggregate, may be material. In addition, we are paying legal fees for counsel representing our officers and directors in connection with such proceedings.

STOCK PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return in our common stock for the period from December 31, 2000 through December 31, 2005 with the cumulative total return over the same period on the NASDAQ Composite Index and the NASDAQ Telecommunications Index. The comparison assumes an investment of $100 on December 31, 2000 in our common stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The performance shown is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SONUS NETWORKS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.

Fiscal year ending December 31.

	Sonus Stock	Nasdaq Composite Index	Nasdaq Telecommunications Index
Dec. 31, 2000	$100.00	$100.00	$100.00
Dec. 31, 2001	18.30	79.57	69.73
Dec. 31, 2002	3.96	56.48	35.46
Dec. 31, 2003	29.86	84.08	58.99
Dec. 31, 2004	22.69	91.61	62.95
Dec. 31, 2005	14.73	93.72	59.41

SHAREHOLDER PROPOSALS FOR INCLUSION IN 2007 PROXY STATEMENT

To be considered for inclusion in our proxy statement for the 2007 annual meeting, shareholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and must be submitted to our Secretary at our offices, 250 Apollo Drive, Chelmsford, MA 01824, no later than January 1, 2007.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2007 ANNUAL MEETING

If a shareholder wishes to present a proposal before the 2007 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement in accordance with Rule 14a-8, such shareholder must also give written notice to our Secretary at the address noted above. Our Secretary must receive such notice not earlier than December 2, 2006 and not later than January 1, 2007.

SHAREHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write, e-mail or call our Investor Relations Department at Sonus Networks, Inc., 250 Apollo Drive, Chelmsford, MA 01824, Attention: Investor Relations, tel: (978) 614-8100, ir@sonusnet.com. You may also access our annual report and proxy statement on our website, www.sonusnet.com, at Corporate/Investor Relations/SEC filings.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10007, tel. (877) 777-0800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact our Investor Relations Department at the contact information listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 14, 2006, is being mailed to shareholders in connection with this proxy solicitation. With the payment of an appropriate processing fee, we will provide copies of the exhibits to our Annual Report on Form 10-K. Please address all such requests to the Investor Relations department at our principal executive offices at 250 Apollo Drive, Chelmsford, MA 01824.

OTHER MATTERS

The board of directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

We will pay the costs of soliciting proxies from shareholders. Directors, executive officers and regular employees may solicit proxies, either personally, by facsimile or by telephone, on behalf of us, without additional compensation, other than the time expended and telephone charges in making such solicitations. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

By Order of the Board of Directors,

Chelmsford, Massachusetts May 1, 2006	Charles J. Gray Secretary

APPENDIX A

ANNUAL MEETING OF SHAREHOLDERS OF

SONUS NETWORKS, INC.

June 21, 2006

Please vote, date and sign

below and return your proxy

card in the envelope provided

as soon as possible.

(Your vote must be received prior to the annual meeting on June 21, 2006)

Please detach along perforated line and mail in the envelope provided.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES:
	☐	FOR BOTH NOMINEES	☐	Edward T. Anderson

	☐	WITHHOLD AUTHORITY FOR BOTH NOMINEES	☐	Albert A. Notini

	☐	FOR BOTH EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark “FOR BOTH EXCEPT” and mark “X” next to the nominee’s name you wish to withhold authority for, as shown here: ☒
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please mark “X” in the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                                                                 ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

APPENDIX A

PROXY

SONUS NETWORKS, INC.

PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of SONUS NETWORKS, INC., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated May 1, 2006, and hereby appoints Hassan M. Ahmed, Charles J. Gray and Ellen B. Richstone, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2006 annual meeting of shareholders of Sonus Networks, Inc. to be held on Wednesday, June 21, 2006 at 9:00 a.m., local time, at The Radisson Hotel Chelmsford, 10 Independence Drive, Chelmsford, Massachusetts and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matter set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

This proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all director nominees and as said proxies deem advisable on such other matters as may properly come before the meeting.

SEE REVERSE SIDE	PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE (Your vote must be returned prior to the annual meeting on June 21, 2006)	SEE REVERSE SIDE